AMENDED AND RESTATED BYLAWS

OF

PINTEREST, INC.

4.1	Committees of Directors.	28
4.2	Committee Procedure.	28
4.3	Term.	28
4.4	Meetings and Action of Committees.	28

ARTICLE V	OFFICERS	28
5.1	Officers.	28
5.2	Subordinates.	29
5.3	Removal and Resignation of Officers.	29
5.4	Vacancies in Offices.	29
5.5	Chief Executive Officer.	29
5.6	President.	29
5.7	Secretary.	29
5.8	Chief Financial Officer.	30
5.9	Vice Presidents.	30
5.10	Assistant Treasurers and Assistant Secretaries.	30
5.11	Voting Shares in Other Business Entities.	30
5.12	Authority and Duties of Officers.	31
5.13	Approval of Loans to Officers.	31
5.14	Compensation.	31

ARTICLE VI	INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS	31
6.1	Indemnification.	31
6.2	Advancement of Expenses.	32
6.3	Actions Initiated Against the Corporation.	33
6.4	Contract Rights.	33
6.5	Claims.	33
6.6	Determination of Entitlement to Indemnification.	34
6.7	Non-Exclusive Rights.	34
6.8	Insurance.	35
6.9	Severability.	35
6.10	Miscellaneous.	35

ARTICLE VII	RECORDS AND REPORTS	35
7.1	Maintenance and Inspection of Records.	35

ARTICLE VIII	GENERAL MATTERS	36
8.1	Checks.	36
8.2	Execution of Corporate Contracts and Instruments.	36
8.3	Reliance upon Books, Reports and Records.	36
8.4	Stock Certificates; Partly Paid Shares.	36
8.5	Special Designation on Certificates.	37
8.6	Lost Certificates.	37
8.7	Construction; Definitions.	37

8.8	Fiscal Year.	37
8.9	Seal.	38
8.10	Transfer of Stock.	38
8.11	Registered Stockholders.	38
8.12	Electronic Signature.	38

ARTICLE IX	AMENDMENTS	38

ARTICLE I

CORPORATE OFFICES
1.1 Registered Office. The registered office of Pinterest, Inc. (the “Corporation”), and the name of the Corporation’s registered agent at such address, shall be fixed in the Certificate of Incorporation of the Corporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”). The name of the Corporation's registered agent at such address is The Corporation Trust Company.
1.2 Other Offices. The Corporation may at any time establish other offices at any place or places where the Corporation is qualified to do business.
ARTICLE II

MEETINGS OF STOCKHOLDERS
2.1 Annual Meeting. The annual meeting of stockholders shall be held on such date, at such time, and at such place (if any) within or without the State of Delaware as shall be designated from time to time by the Board of Directors of the Corporation (the “Board of Directors”) and stated in the Corporation’s notice of the meeting. In lieu of holding an annual meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any annual meeting of stockholders may be held solely by means of remote communication. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.
2.2 Special Meeting. Special meetings of the stockholders may be called only in the manner set forth in the Certificate of Incorporation. Any special meeting of the stockholders shall be held at such place (if any), on the date and at the time determined by the Board of Directors or as the chief executive officer of the Corporation (the “CEO”), the Chairperson of the Board of Directors (the “Chairperson”), the president of the Corporation (the “President”), if any is appointed, or the Secretary of the Corporation (the “Secretary”) shall designate, as set forth in the Corporation’s notice of the meeting. The Board of Directors may postpone, reschedule or cancel any such meeting. Business transacted at any such meeting shall be limited to the purpose(s) stated in the notice (or any supplement thereto) given by or at the direction of the Board of Directors.
2.3 Notice of Stockholders’ Meetings. Except as otherwise required by applicable law or as provided in these Bylaws or the Certificate of Incorporation, notice of the date, time and place (if any) of the meeting of stockholders, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining the stockholders entitled to notice of the meeting), and the means of remote communication (if any) by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting shall be given to each stockholder entitled to notice of such meeting in accordance with Section 2.4 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting. In the case of a special meeting of stockholders, the notice shall state the purpose or purposes for which the meeting is called.

2.4 Manner of Giving Notice; Affidavit of Notice. Except as otherwise required by law, notice to stockholders may be given in writing directed to a stockholder’s mailing address as it appears on the records of the Corporation and shall be given: (i) if mailed, when notice is deposited in the U.S. mail, postage prepaid; and (ii) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address. So long as the Corporation is subject to the Securities and Exchange Commission’s proxy rules set forth in Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), notice shall be given in the manner required by such rules. To the extent permitted by such rules, notice may be given by electronic transmission directed to the stockholder’s electronic mail address, and if so given, shall be given when directed to such stockholder’s electronic mail address, unless the stockholder has notified the Corporation in writing of an objection to receiving notice by electronic mail or such notice is prohibited by Section 232(e) of the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended from time to time, the “DGCL”). If notice is given by electronic mail, such notice shall comply with the applicable provisions of Sections 232(a) and 232(d) of the DGCL. Notice may be given by other forms of electronic transmission with the consent of a stockholder in the manner permitted by Section 232(b) of the DGCL and shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iii) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that notice has been given pursuant to this Section 2.4 shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Exchange Act and Section 233 of the DGCL.
2.5 Quorum. The holders of a majority of the voting power of the shares of capital stock of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of stockholders for the transaction of business, except as otherwise required by applicable law, the Certificate of Incorporation, or these Bylaws. Except as otherwise required by applicable law, the Certificate of Incorporation, or these Bylaws, where a separate vote by one or more series or classes of capital stock of the Corporation is required, the holders of a majority of the voting power of the shares of such one or more series or classes of capital stock of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on such matter. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.
If, however, such quorum is not present or represented at any meeting of the stockholders, then either (a) the chairperson of the meeting or (b) the holders of a majority of the voting power of the shares of capital stock of the Corporation entitled to vote thereat who are present in person or represented by proxy shall have the power to adjourn the meeting to another place (if any), date or time, without notice other than as specified in Section 2.6.
2.6 Adjourned Meeting; Notice. When an annual or special meeting of stockholders is adjourned to another place (if any), date or time (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the date, time and place (if any) thereof and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present and vote at such adjourned meeting, are (i) announced at the meeting at which the adjournment is taken; (ii) displayed during the time scheduled for the meeting on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication; or (iii) set forth in the notice of meeting given in accordance with Section 2.3; provided, however, that if the adjournment is for more than thirty (30) days, or after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, then a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting.
2.7 Organization; Conduct of Business.
(a) Such director or officer as the Board of Directors may have designated or, in the absence of such director or officer, the CEO or, in his or her absence, the President, if any is appointed, or in his or her absence, the Secretary shall call to order any meeting of stockholders and act as chairperson of the meeting. In the absence of the Secretary, the secretary of the meeting shall be such person as the chairperson of the meeting appoints.
(b) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairperson of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of any meeting of stockholders as it deems appropriate, provided such rules and regulations are not inconsistent with any other provision of these Bylaws or the Certificate of Incorporation. Subject to any rules and regulations adopted by, and the supervision of, the Board of Directors, the chairperson of the meeting shall have the right and authority to convene, recess and/or adjourn the meeting (whether or not a quorum is present), to determine the order of business and the procedure at the meeting, including such rules and regulations of the manner of voting, the conduct of discussion and such other matters as seems to him or her in order, and to do all such acts as, in the judgment of the chairperson of the meeting, are appropriate for the proper conduct of the meeting. At any such adjourned or recessed meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.
(c) Rules and regulations relating to the conduct of any meeting of stockholders, whether adopted by the Board of Directors or prescribed by the chairperson of the meeting, subject to any rules and regulations adopted by, and the supervision of, the Board of Directors, may include, among other things, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) restrictions on the dissemination of solicitation materials and use of audio or visual recording devices at the meeting; and (vi) limitations on the time allotted to questions or comments by participants and on stockholder proposals.
(d) Subject to any rules and regulations adopted by, and the supervision of, the Board of Directors, the chairperson of any meeting of stockholders shall have the power and duty to determine all matters relating to the conduct of the meeting, including determining whether any nomination or item of business has been properly brought before the meeting in accordance with these Bylaws (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made or proposal solicited (or is part of a group that solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by Section 2.12(a)(iii)(D)(7)-((8)) or complied or did not comply with the requirements of Rule 14a-19 under the Exchange Act. If any proposed nomination or other business is not in compliance with these Bylaws including, without limitation, as a result of the Board of Directors (or an authorized committee thereof) or, at any meeting of stockholders, subject to any rules and regulations adopted by, and the supervision of, the Board of Directors, the Chairman of the Board of Directors or the chairperson of the meeting determining that any stockholder who delivered a notice of nomination, or the beneficial owner on whose behalf a notice of nomination was delivered, has failed to comply with the requirements of Rule 14a-19 under the Exchange Act, then such nomination shall be disregarded and such business shall not be transacted or considered at such meeting, notwithstanding that votes and proxies in respect of any such nomination or other business may have been received by the Corporation. Unless and to the extent determined by the Board of Directors or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The chairperson of the meeting shall act in his or her absolute discretion, and his or her rulings shall not be subject to appeal.
2.8 Voting. At each meeting of stockholders, each stockholder having the right to vote shall be entitled to vote in person or by proxy. Each stockholder shall be entitled to vote each share of stock having voting power and registered in such stockholder’s name on the books of the Corporation on the record date fixed for determination of stockholders entitled to vote at such meeting.
Directors shall be elected by a plurality in voting power of the shares present in person or represented by proxy at a meeting of the stockholders and entitled to vote in the election of directors, and except as otherwise required by applicable law, the Certificate of Incorporation or these Bylaws, all other matters shall be determined by the affirmative vote of the holders of a majority of the voting power of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the subject matter.
2.9 Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or waiver by electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders need be specified in any written waiver of notice, or any waiver of notice by electronic transmission, unless so required by the Certificate of Incorporation or these Bylaws.
2.10 Record Date for Stockholder Notice; Voting.
(a) Except as otherwise required by applicable law, in order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and, in the case of determining stockholders entitled to notice of or to vote at any meeting of stockholder or any adjournment thereof, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor, in the case of any other action, more than sixty (60) days prior to such other action; provided, however that the Board of Directors may determine, at the time it fixes the record date for notice of any meeting of stockholders, that a later date on or before the date of the meeting shall be the date for making a determination as to which stockholders will be entitled to vote at any such meeting of stockholders.
If the Board of Directors does not so fix a record date:
(i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
(ii) Except as otherwise required by applicable law, the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
(b) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
(c) Unless determined by the chairperson of the meeting to be advisable, the vote on any matter, including, without limitation, the election of directors, need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, and shall state the number of shares voted and such other information as may be required under the procedure established for the meeting or otherwise by the chairperson of the meeting.
(d) In advance of any meeting of stockholders, the Corporation shall appoint one or more inspectors to act at the meeting or any adjournment thereof and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability, and may perform such other duties not inconsistent herewith as may be requested by the Corporation or chairperson of the meeting.
2.11 Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by an instrument in writing or by an electronic transmission permitted by applicable law filed with the Secretary, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Execution of a proxy may be accomplished by the stockholder or the stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means including, but not limited to, by manual signature, typewriting, facsimile or electronic transmission or otherwise. A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or an executed new proxy bearing a later date. Proxies need not be filed with the Secretary until the meeting is called to order, but shall be filed before being voted. A stockholder may also authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission or electronic transmission to the person or persons who will be the holder of the proxy or to an agent of the proxyholder(s) duly authorized by such proxyholder(s) to receive such transmission; provided, however, that any such writing or electronic transmission must either set forth or be submitted with information from which it can be determined that the writing or electronic transmission was authorized by the stockholder. If it is determined that any such writing or electronic transmission is valid, the inspectors or, if there are no inspectors, such other persons making that determination, shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of a writing or electronic transmission authorizing a person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or electronic transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or electronic transmission. Except as otherwise provided therein, a proxy that entitles the agent authorized thereby to vote at a meeting of stockholders shall entitle such agent to vote at any adjournment or postponement of such meeting but shall not be valid after final adjournment of such meeting.
2.12 Notice of Stockholder Business and Nominations; Director Qualifications.
(a)(i) At any annual meeting of stockholders, only such nominations of persons for election to the Board of Directors shall be made, and only such other business shall be conducted or considered, as have been properly brought before the meeting. To be properly brought before an annual meeting of stockholders, nominations of persons for election or re-election to the Board of Directors or other business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors; (C) otherwise properly brought before the meeting by a stockholder in accordance with this Section 2.12(a); or (D) by an Eligible Stockholder (as defined in Section 2.16(b)) whose Stockholder Nominee (as defined in Section 2.16(a)) is included in the Corporation’s materials for the relevant annual meeting of stockholders pursuant to Section 2.16 of these Bylaws. For the avoidance of doubt, the foregoing clauses (C) and (D) shall be the exclusive means for a stockholder to make director nominations, and the foregoing clause (C) shall be the exclusive means for a stockholder to propose other business before an annual meeting of stockholders (other than a proposal included in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act).
(ii) For nominations of any person for election or re-election to the Board of Directors or other business to be properly brought before an annual meeting of stockholders by a stockholder: (A) the stockholder must have given timely notice thereof in writing to the Secretary, which notice must also fulfill the requirements of clause (iii) of this Section 2.12(a), and comply with all other applicable requirements set forth in this Section 2.12; (B) the subject matter of any proposed business must be a matter that is a proper subject matter for stockholder action at such meeting; and (C) the stockholder must be a stockholder of record of the Corporation at the time the notice required by this Section 2.12(a) is delivered to the Corporation and must be entitled to vote at the meeting.
(iii) To be considered timely notice, a stockholder’s notice must be received by the Secretary at the principal executive office of the Corporation not earlier than the close of business (as defined in Section 2.12(f)) one hundred and twenty (120) days before, and not later than the close of business ninety (90) days before, the first anniversary of the date of the preceding year’s annual meeting of stockholders. If no annual meeting of stockholders was held or deemed to have been held in the previous year, or if the date of the annual meeting of stockholders has been changed by more than thirty (30) days from the date of the previous year’s annual meeting of stockholders, then a stockholder’s notice, in order to be considered timely, must be received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business one hundred and twenty (120) days before the date of such annual meeting of stockholders, and not later than the close of business on the later of (x) ninety (90) days prior to the date of such annual meeting of stockholders or (y) the tenth (10th) day following the day on which public announcement (as defined in Section 2.12(f)) of the date of such annual meeting of stockholders was first made. In no event shall the public announcement of an adjournment or recess of an annual meeting, or a postponement of an annual meeting of stockholders for which notice of the meeting has already been given to stockholders or a public announcement of the meeting date has already been made commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder’s notice of nominees given in accordance with this Section 2.12(a) must contain the names of only the nominees for whom such stockholder (or beneficial owner, if any) intends to solicit proxies, and a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in this Section 2.12(a)(iii). The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. Such stockholder’s notice shall set forth the following information and, if such notice relates to the nomination of any person for election or re-election as a director of the Corporation, shall also contain the Questionnaires (as defined in Section 2.12(b), and the signed representation and agreement required by the following Section 2.12(b), which such representation and agreement must be delivered with and at the same time as such notice, and the additional information described in the last paragraph of this Section 2.12(a)(iii) shall be provided to the Corporation promptly upon request by the Corporation, but in any event within five (5) business days after such request (or by the day prior to the day of the annual meeting, if earlier):
(A) as to each person whom the stockholder proposes to nominate for election as a director: (1) a written statement, not to exceed 500 words, in support of such person; (2) all information relating to such person that is required to be disclosed in accordance with Regulation 14A under the Exchange Act, whether in a solicitation of proxies for the election of directors in an election contest or otherwise, and such other information as may be required by the Corporation pursuant to Section 2.12(a)(iii)(E); (3) such person’s written consent to being named as a nominee in a proxy statement and form of proxy relating to the meeting at which directors are to be elected and to serving as a director if elected; and (4) a description of all agreements, arrangements or understandings between the stockholder or any beneficial owner on whose behalf such nomination is made, or their respective control person (as defined below), and each nominee or any other person or persons known to the stockholder, beneficial owner or nominee (naming such person or persons) in connection with the making of such nomination or nominations;
(B) as to any other business the stockholder proposes to bring before the meeting: (1) a brief description of such business; (2) the text of the proposal or business to be voted on by stockholders (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment); (3) the reasons for conducting such business at the meeting; and (4) a description of any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of the stockholder or of any beneficial owner on whose behalf the proposal is made, or their respective control person, and all agreements, arrangements and understandings between such stockholder or any such beneficial owner or their respective control person and any other person or persons (naming such person or persons) in connection with the proposal of such business;

(C) as to the stockholder giving the notice and each beneficial owner, if any, on whose behalf the business is proposed or nomination is made (each, a “Party”): (1) the name and address of such Party (in the case of each stockholder, as they appear on the Corporation’s books and records); (2) the class or series and number of shares of capital stock or other securities of the Corporation that are held of record by such Party; (3) a representation that the stockholder is a holder of record of shares of capital stock of the Corporation at the time of the giving of the notice and is entitled to vote at such meeting, and the stockholder (or a qualified representative (as defined in Section 2.13) of the stockholder) will appear in person at the meeting to propose such business or nomination; and (4) a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for such meeting of the class or series and number of shares of stock of the Corporation held of record by such Party and by any control persons as of the record date for the meeting.
(D) as to each Party, and if such Party is an entity, as to each director, executive, officer, general partner, managing member or control person of such entity or of any other entity that has or shares control of such entity (any such individual or entity, a “control person”):
(1) the class or series and number of shares of stock of the Corporation which are beneficially owned (as defined in Section 2.12(f) below) by such Party and by any of its control persons as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for such meeting of the class or series and number of shares of stock of the Corporation beneficially owned by such Party and by any control person as of the record date for the meeting;
(2) a description (which description shall include, in addition to all other information described in this clause (2), information identifying all parties thereto) of any agreement, arrangement or understanding, directly or indirectly, involving a stockholder or any control person, and whether the agreement, arrangement or understanding is to be settled with shares or with cash based on the notional amount or value of outstanding shares of stock of the Corporation, to which such Party or any of its control personsis, directly or indirectly, a party as of the date of such notice (x) with respect to shares of capital stock or other securities of the Corporation or (y) the effect or intent of which is to transfer to or from any such person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation; mitigate loss to; manage the potential risk or benefit from security price changes (increases or decreases) with respect to any class or series of the capital stock of the Corporation;or maintain, increase or decrease the voting power of any such person with respect to securities of the Corporation; or which has a value derived in whole or in part, directly or indirectly, from the value (or change in value) of any securities of the Corporation, in each case whether or not subject to settlement in the underlying security of the Corporation (each such agreement, arrangement or understanding, a “Disclosable Arrangement”), specifying in each case (I) the effect of such Disclosable Arrangement on voting or economic rights in securities in the Corporation, as of the date of the notice and (II) any changes in such voting or economic rights which may arise pursuant to the terms of such Disclosable Arrangement, and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for such meeting of any such Disclosable Agreement in effect as of the record date for the meeting;

(3) a description (which description shall include, in addition to all other information described in this clause (3), information identifying all parties thereto) of (x) any plans or proposals which such Party or any of its control persons may have with respect to securities of the Corporation that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D and (y) any proxy, agreement, arrangement, understanding or relationship between or among such Parties, any of their respective control persons, and/or any other person or persons (including their names) with respect to the nomination or proposal and/or the voting, directly or indirectly, of any shares or any other security of the Corporation, including, without limitation, any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (in the case of either clause (x) or (y), regardless of whether the requirement to file a Schedule 13D is applicable) as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for such meeting of any such plans or proposals with respect to securities of the Corporation or any such proxy, agreement, arrangement, understanding or relationship in effect as of the record date for the meeting;
(4) any rights to dividends on the shares of capital stock of the Corporation owned, directly or indirectly, beneficially by such Party that are separated or separable from the underlying shares of capital stock of the Corporation as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for such meeting of any such rights as of the record date for the meeting;
(5) any proportionate interest in shares of capital stock of the Corporation or Disclosable Arrangements held, directly or indirectly, by a general or limited partnership or limited liability company in which such Party is a general partner or managing member or, directly or indirectly, beneficially owns an interest in a general partner or managing member as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for such meeting of any such proportionate interest as of the record date for the meeting;
(6) any performance-related fees (other than an asset-based fee) that such Party is directly or indirectly entitled to be based on any increase or decrease in the value of shares of capital stock of the Corporation or Disclosable Arrangements, if any, including any such interests held by members of such Party’s immediate family sharing the same household, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any performance-related fees in effect as of the record date of the meeting;
(7) a representation as to whether such Party, whether alone or as part of a group (including any control person), will engage in a solicitation with respect to such nomination or proposal and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) and (x) in the case of a proposal of business other than nominations, whether such Party or group intends to deliver, through means satisfying each of the conditions that would be applicable to the Corporation under either Exchange Act Rule 14a-16(a) or Exchange Act Rule 14a-16(n), a proxy statement and form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or (y) in the case of any nomination, confirming that the person on whose behalf the nomination is submitted (if any) will deliver, through means satisfying each of the conditions that would be applicable to the Corporation under either Exchange Act Rule 14a-16(a) or Exchange Act Rule 14a-16(n), a proxy statement and form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least sixty-seven percent (67%) of the voting power of the Corporation’s outstanding shares of capital stock entitled to vote generally in the election of directors;
(8) a representation promptly after soliciting the percentage of stockholders referred to in the representation required under paragraph (a)(iii)(D)(8) of this Section 2.12, and in any event no later than the tenth (10th) day before such meeting of stockholders, such Party, control person (if any) or participant will provide the Corporation with evidence, which may take the form of a certified statement and documentation from a proxy solicitor, confirming that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of the voting power of the Corporation’s outstanding shares of capital stock entitled to vote generally in the election of directors; and
(9) any other information relating to such Party or control person (if any), that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14(a) of the Exchange Act, whether or not an election contest is involved.
(E) an undertaking by each Party to promptly notify the Secretary in writing at the principal executive office of the Corporation of any inaccuracy or change in any information submitted pursuant to this Section 2.12 within two (2) business days after becoming aware of such inaccuracy or change.
The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine whether such proposed nominee is qualified under the Certificate of Incorporation, or these Bylaws, and any law, rule, regulation or listing standard that may be applicable to the Corporation, including information relevant to a determination whether such person can be considered an independent director under the Exchange Act and the rules or regulations of any stock exchange applicable to the Corporation. All information provided pursuant to this Section 2.12 shall be deemed part of the stockholder’s notice submitted pursuant to this Section 2.12(a) or a Stockholder Notice submitted pursuant to Section 2.16, as applicable.
(iv) Notwithstanding anything in clause (iii) of this Section 2.12(a) to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting of stockholders is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting of stockholders, a stockholder’s notice required by this Section 2.12(a) shall also be considered timely, but only with respect to nominees for the additional directorships, if it is received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation (it being understood that such notice must nevertheless comply with the requirements of clause (iii) of this Section 2.12(a)).
(b) As to each person whom a stockholder proposes to nominate for election or re-election by the stockholders as a director of the Corporation or to serve as a director of the Corporation, a potential nominee and the nominating stockholder must deliver (not later than the deadline prescribed for delivery of notice under clause (iii) or (iv), as applicable, of Section 2.12(a)) to the Secretary:
(i) all fully completed and signed questionnaires prepared by the Corporation with respect to the background and qualifications of such person that the Corporation determines is necessary or advisable to assess whether a nominee will satisfy any qualifications or requirements imposed by the Certificate of Incorporation or these Bylaws, any law, rule, regulation or listing standard that may be applicable to the Corporation (all of the foregoing, “Questionnaires”). The Questionnaires will be promptly provided following a request therefor; and
(ii) a written representation and agreement (in the form provided by the Secretary upon written request) that shall be signed by such person and pursuant to which such person shall represent and agree that, among other matters, such potential nominee: (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such potential nominee, if elected as a director, will act or vote on any issue or question that has not been disclosed in such Questionnaires or that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law; (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed in such Questionnaires; (C) would be in compliance, if elected or re-elected as a director, and will comply with, applicable law and all corporate governance, conflict of interest, confidentiality (including, without limitation, prohibition against unauthorized disclosure of any board and committee materials), stock ownership and trading policies and guidelines, and any other policies and guidelines of the Corporation applicable to directors (which will be promptly provided following a request therefor); and (D) currently intends to serve as a director for the full term for which such person is standing for election.
(c) Only such business shall be conducted at a special meeting of stockholders as has been specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors pursuant to Section 2.3. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors (or any authorized committee thereof) or (ii) provided that the Board of Directors has determined that one or more directors are to be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in Section 2.12(a)(iii) is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who complies with the requirements set forth in Sections 2.12(a)(iii) and 2.12(b) as if such requirements referred to such special meeting of stockholders; provided, however, that to be considered timely notice under this clause (c), a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement of the date of such special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting was first made by the Corporation. This clause (c) shall be the exclusive means for a stockholder to make nominations or other business proposals before a special meeting of stockholders (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting). A stockholder’s notice of nominees given in accordance with this Section 2.12(c) must contain the names of only the nominees for whom such stockholder (or beneficial owner, if any) intends to solicit proxies, and a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in this Section 2.12(c). For the avoidance of doubt, the number of nominees a stockholder may nominate for election at the special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In no event shall an adjournment, recess or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(d) Except as otherwise required by law, only such persons who are nominated for election or re-election as a director of the Corporation in accordance with the procedures, and who meet the other qualifications set forth in Section 2.12(a) and (b) or, with respect to annual meetings only, Section 2.16, as applicable, shall be eligible to stand for election as directors and only such business shall be conducted at a meeting of stockholders as has been brought before the meeting in accordance with the procedures set forth in these Bylaws.
(e) Without limiting the applicability of the foregoing provisions of this Section 2.12, or any other provision of these Bylaws, a stockholder (and any beneficial owner on whose behalf a nomination is made or other business is proposed, and if such stockholder or beneficial owner is an entity, any control person) shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.12; provided, however, that any references in these Bylaws to the Exchange Act, or the rules and regulations promulgated thereunder, are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.12. Except for the immediately preceding sentence, nothing in this Section 2.12 shall be deemed to affect any rights of: (i) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act; or (ii) the holders of any Preferred Stock, voting as a class separately from the holders of common stock, to elect directors pursuant to any applicable provisions of such series of Preferred Stock or the Certificate of Incorporation. Subject to Rule 14a-8 under the Exchange Act, nothing in these Bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.
(f) For purposes of this Section 2.12 and Section 2.16, the “close of business” shall mean 6:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day, and a “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, or that is generally available on internet news sites or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. For purposes of clause (a)(iii)(D) of this Section 2.12, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both); (B) the right to vote such shares, alone or in concert with others; and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.
(g) Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use of the Board of Directors.
(h) Notwithstanding the foregoing, if any information or communication submitted pursuant to this Section 2.12 is inaccurate or incomplete in any material respect (as determined by the Board of Directors (or any authorized committee thereof)), such information shall be deemed not to have been provided in accordance with this Section 2.12. Upon written request of the Secretary, such stockholder shall provide, within seven business days after delivery of such request (or such longer period as may be specified in such request), (i) written verification, reasonably satisfactory to the Corporation, to demonstrate the accuracy of any information submitted and (ii) a written affirmation of any information submitted as of an earlier date. If the stockholder giving notice of an intent to nominate a candidate for election fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 2.12.
2.13 Requirement to Appear. Notwithstanding anything to the contrary contained in Section 2.12, (a) if the stockholder does not provide the information required under Section 2.12(a)(iii) to the Corporation within the time frames specified in these Bylaws or (b) if a stockholder that has provided timely notice of a nomination or item of business in accordance with Section 2.12 (or a qualified representative of such stockholder) does not appear at the annual or special meeting of stockholders to present such nomination or item of business (whether pursuant to the requirements of these Bylaws or in accordance with Rule 14a-8 under the Exchange Act), any such nomination shall be disregarded or such proposed business shall not be transacted, notwithstanding that votes and proxies in respect of any such nomination or other business may have been received by the Corporation. For purposes of this Section 2.13, to be considered a qualified representative of a stockholder for purposes of these Bylaws, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder (or a reliable reproduction of the writing) delivered by such stockholder, stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders and such person must deliver such writing (or a reliable reproduction of the writing) to the Corporation prior to the making of such nomination or proposal at such meeting (and in any event not fewer than five (5) business days before the meeting).
2.14 Remote Communication. For the purposes of these Bylaws, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders may, by means of remote communication:
(a) participate in a meeting of stockholders; and
(b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
2.15 Delivery to the Corporation. Whenever this Article II of these Bylaws requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information (other than a document authorizing another person to act for a stockholder by proxy at a meeting of stockholders pursuant to Section 212 of the DGCL) to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), the Corporation shall not be required to accept delivery of such document or information unless the document or information is in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested. For the avoidance of doubt, the Corporation expressly opts out of Section 116 of the DGCL with respect to the delivery of information and documents (other than a document authorizing another person to act for a stockholder by proxy at a meeting of stockholders pursuant to Section 212 of the DGCL) to the Corporation required by this Article II.

2.16 Proxy Access for Director Nominations.

(a) Eligibility. Subject to the terms and conditions of these Bylaws, in connection with an annual meeting of stockholders at which directors are to be elected, the Corporation: (i) shall include in its proxy statement and on its form of proxy the names of; and (ii) shall include in its proxy statement the “Additional Information” (as defined below) relating to, a number of nominees specified pursuant to Section 2.16(b)(i) for election to the Board of Directors submitted pursuant to this Section 2.16 (each, a “Stockholder Nominee”), if:

(i) the Stockholder Nominee satisfies the eligibility requirements in this Section 2.16;
(ii) the Stockholder Nominee is identified in a timely notice (the “Stockholder Notice”) that satisfies this Section 2.16 and is delivered by a stockholder that qualifies as, or is acting on behalf of, an Eligible Stockholder (as defined below);

(iii) the Eligible Stockholder satisfies the requirements in this Section 2.16 and expressly elects at the time of the delivery of the Stockholder Notice to have the Stockholder Nominee included in the Corporation’s proxy materials; and

(iv) the additional requirements of these Bylaws are met.

(b) Definitions.

(i) The maximum number of Stockholder Nominees appearing in the Corporation’s proxy materials with respect to an annual meeting of stockholders (the “Authorized Number”) shall not exceed the greater of two or 20% of the number of directors in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 2.16 with respect to the annual meeting, or if such amount is not a whole number, the closest whole number (rounding down) below 20%; provided that the Authorized Number shall be reduced, but not below one, by (A) any Stockholder Nominee whose name was submitted for inclusion in the Corporation’s proxy materials pursuant to this Section 2.16 but whom the Board of Directors decides to nominate as a Board nominee; (B) any directors in office or director nominees that in either case shall be included in the Corporation’s proxy materials with respect to the annual meeting as an unopposed (by the Corporation) nominee pursuant to an agreement, arrangement or other understanding between the Corporation and a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of capital stock, by the stockholder or group of stockholders, from the Corporation); (C) any directors currently serving on the Board of Directors who were previously elected to the Board of Directors as Stockholder Nominees at any of the preceding three annual meetings and who are either (a) nominated for election at the annual meeting by the Board of Directors as a Board nominee or (b) not standing for election at the annual meeting but will continue to serve on the Board of Directors following the annual meeting; and (D) any Stockholder Nominee who is not included in the Corporation’s proxy materials or is not submitted for director election for any reason, in accordance with the last sentence of Section 2.16(d)(ii). In the event that one or more vacancies for any reason occurs after the date of the Stockholder Notice but before the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Authorized Number shall be calculated based on the number of directors in office as so reduced.

(ii) To qualify as an “Eligible Stockholder,” a stockholder or a group as described in this Section 2.16 must:

(A)Own and have Owned (as defined below), continuously for at least three years as of the date of the Stockholder Notice, a number of shares (as adjusted to account for any stock dividend, stock split, subdivision, combination, reclassification or recapitalization of shares of stock the Corporation that are entitled to vote generally in the election of directors) that represents at least 3% of the outstanding shares of stock of the Corporation that are entitled to vote generally in the election of directors as of the date of the Stockholder Notice (the “Required Shares”), and

(B)thereafter continue to Own the Required Shares through such annual meeting of stockholders.
For purposes of satisfying the ownership requirements of this Section 2.16(b)(ii), a group of not more than 20 stockholders and/or beneficial owners may aggregate the number of shares of stock of the Corporation that are entitled to vote generally in the election of directors that each group member has individually Owned continuously for at least three years as of the date of the Stockholder Notice if all other requirements and obligations for an Eligible Stockholder set forth in this Section 2.16 are satisfied by and as to each stockholder or beneficial owner comprising the group whose shares are aggregated. No shares may be attributed to more than one Eligible Stockholder, and no stockholder or beneficial owner, alone or together with any of its affiliates, may individually or as a member of a group qualify as or constitute more than one Eligible Stockholder under this Section 2.16. A group of any two or more funds shall be treated as only one stockholder or beneficial owner for this purpose if they are (1) under common management and investment control, (2) under common management and funded primarily by a single employer, or (3) part of a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended. For purposes of this Section 2.16, the term “affiliate” or “affiliates” shall have the meanings ascribed thereto under the rules and regulations promulgated under the Exchange Act.
(iii) For purposes of this Section 2.16:

(A)A stockholder or beneficial owner is deemed to “Own” only those outstanding shares of stock the Corporation that are entitled to vote generally in the election of directors as to which the person possesses both: (1) the full voting and investment rights pertaining to the shares; and (2) the full economic interest in (including the opportunity for profit and risk of loss on) such shares, except that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares: (a) sold by such person in any transaction that has not been settled or closed; (b) borrowed by the person for any purposes or purchased by the person pursuant to an agreement to resell; or (c) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by the person, whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of stock the Corporation that are entitled to vote generally in the election of directors, if the instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of: (i) reducing in any manner, to any extent or at any time in the future, the person’s full right to vote or direct the voting of the shares; and/or (ii) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of the shares by the person. The terms “Owned,” “Owning” and other variations of the word “Own,” when used with respect to a stockholder or beneficial owner, have correlative meanings. For purposes of clauses (a) through (c) of this Section 2.16, the term “person” includes its affiliates.

(B)A stockholder or beneficial owner “Owns” shares held in the name of a nominee or other intermediary so long as the person retains both: (1) the full voting and investment rights pertaining to the shares; and (2) the full economic interest in the shares. The person’s Ownership of shares is deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the stockholder.

(C)A stockholder or beneficial owner’s Ownership of shares shall be deemed to continue during any period in which the person has loaned the shares if the person has the power to recall the loaned shares on not more than five (5) business days’ notice and (1) the person recalls the loaned shares within five (5) business days of being notified that its Stockholder Nominee shall be included in the Corporation’s proxy materials for the relevant annual meeting and (2) the person holds the recalled shares through the annual meeting.

(iv) For purposes of this Section 2.16, the “Additional Information” referred to in Section 2.16(a) that the Corporation will include in its proxy statement is:

(A)the information set forth in the Schedule 14N provided with the Stockholder Notice concerning each Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the applicable requirements of the Exchange Act and the rules and regulations thereunder; and

(B)if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder (or, in the case of a group, a written statement of the group), not to exceed 500 words, in support of its Stockholder Nominee(s), which must be provided at the same time as the Stockholder Notice for inclusion in the Corporation’s proxy statement for the annual meeting (the “Statement”).

Notwithstanding anything to the contrary contained in this Section 2.16, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation or listing standard. Nothing in this Section 2.16 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.
(c) Stockholder Notice and Other Informational Requirements.

(i)The Stockholder Notice shall set forth all information, representations and agreements required under Sections 2.12(a)(iii) and 2.12(b) above (other than information and representations required under clauses (B), (D)(7) and (D)(8) of Section 2.12(a)(iii)), including the information and Questionnaires, as applicable, required with respect to any nominee for election as a director, any stockholder giving notice of an intent to nominate a candidate for election, and any stockholder, beneficial owner or other person on whose behalf the nomination is made under this Section 2.16. In addition, such Stockholder Notice shall include:

(A)a copy of the Schedule 14N that has been or concurrently is filed with the SEC under the Exchange Act;

(B)a written statement of the Eligible Stockholder (and in the case of a group, the written statement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder), which statement(s) shall also be included in the Schedule 14N filed with the SEC: (1) setting forth and certifying to the number of shares of stock of the Corporation that are entitled to vote generally in the election of directors the Eligible Stockholder Owns and has Owned (as defined in Section 2.16(b)(iii)) continuously for at least three years as of the date of the Stockholder Notice; and (2) agreeing to continue to Own such shares through the annual meeting;

(C)the written agreement of the Eligible Stockholder (and in the case of a group, the written agreement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the Corporation, setting forth the following additional agreements, representations, and warranties:

(1)it shall provide: (a) within five business days after the date of the Stockholder Notice, one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, specifying the number of shares that the Eligible Stockholder Owns, and has Owned continuously in compliance with this Section 2.16; (b) within five business days after the record date for determining stockholders entitled to vote at the annual meeting written statements from the record holder(s) and intermediaries as required under clause (1)(a) verifying the Eligible Stockholder’s continuous Ownership of the Required Shares, in each case, as of such date; and (c) immediate notice to the Corporation if the Eligible Stockholder ceases to own any of the Required Shares prior to the annual meeting;

(2)it: (a) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have this intent; (b) has not nominated and shall not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2.16; (c) has not engaged and shall not engage in, and has not been and shall not be a participant (as defined in Item 4 of Exchange Act Schedule 14A) in, a solicitation within the meaning of Exchange Act Rule 14a-1(l), in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or any nominee(s) of the Board of Directors; and (d) shall not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation; and

(3)it will: (a) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation; (b) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of the nomination or solicitation process pursuant to this Section 2.16; (c) comply with all laws, rules, regulations and listing standards applicable to its nomination or any solicitation in connection with the annual meeting; (d) file with the SEC any solicitation or other communication by or on behalf of the Eligible Stockholder relating to the Corporation’s annual meeting of stockholders, one or more of the Corporation’s directors or director nominees or any Stockholder Nominee, regardless of whether the filing is required under Exchange Act Regulation 14A, or whether any exemption from filing is available for the materials under Exchange Act Regulation 14A; and (e) at the request of the Corporation, promptly, but in any event within five business days after such request (or by the day prior to the day of the annual meeting, if earlier), provide to the Corporation such additional information as reasonably requested by the Corporation; and

(D) in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all members of the group with respect to the nomination and matters related thereto, including withdrawal of the nomination, and the written agreement, representation, and warranty of the Eligible Stockholder that it shall provide, within five business days after the date of the Stockholder Notice, documentation reasonably satisfactory to the Corporation demonstrating that the number of stockholders and/or beneficial owners within such group does not exceed 20, including whether a group of funds qualifies as one stockholder or beneficial owner within the meaning of Section 2.16(b)(ii).

(ii) To be timely under this Section 2.16, the Stockholder Notice must be delivered by a stockholder to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business (as defined in Section 2.12(f) above) on the one hundred twentieth (120th) day nor earlier than the close of business on the one hundred fiftieth (150th) day prior to the first anniversary of the date (as stated in the Corporation’s proxy materials) the definitive proxy statement was first released to stockholders in connection with the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or after the anniversary of the previous year’s annual meeting, or if no annual meeting was held in the preceding year, to be timely, the Stockholder Notice must be so delivered not earlier than the close of business on the one hundred fiftieth (150th) day prior to such annual meeting and not later than the close of business on the later of the one hundred twentieth (120th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement (as defined in Section 2.12(f) above) of the date of such meeting is first made by the Corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice of the meeting has already been given to stockholders or a public announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of the Stockholder Notice as described above.

(iii) At the request of the Corporation, a Stockholder Nominee shall promptly, but in any event within five business days after such request (or by the day prior to the day of the annual meeting, if earlier), provide to the Corporation such additional information as the Corporation may reasonably request. The Corporation may request such additional information as necessary to permit the Board of Directors to determine if a Stockholder Nominee satisfies the requirements of this Section 2.16, including information relevant to a determination whether the Stockholder Nominee can be considered an independent director.

(iv) In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominees to the Corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s right to omit a Stockholder Nominee from its proxy materials as provided in this Section 2.16.
All information provided pursuant to this Section 2.16(c) shall be deemed part of the Stockholder Notice for purposes of this Section 2.16(c).

(d) Proxy Access Procedures.

(i) Notwithstanding anything to the contrary contained in this Section 2.16, the Corporation may omit from its proxy materials any Stockholder Nominee, and such nomination shall be disregarded and no vote on such Stockholder Nominee shall occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if:

(A)the Eligible Stockholder or Stockholder Nominee breaches any of its agreements, representations or warranties set forth in the Stockholder Notice or otherwise submitted pursuant to this Section 2.16, any of the information in the Stockholder Notice or otherwise submitted pursuant to this Section 2.16 was not, when provided, true, correct and complete, or the Eligible Stockholder or applicable Stockholder Nominee otherwise fails to comply with its obligations pursuant to these Bylaws, including, but not limited to, its obligations under this Section 2.16;

(B)the Stockholder Nominee: (1) is not independent under any applicable listing standards, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors; (2) is or has been, within the past three years, an officer or director of a competitor, as defined for the purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; (3) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) within the past ten years; or (4) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended;
(C)the Corporation has received a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate any candidate for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director in Section 2.12 of these Bylaws; or

(D)the election of the Stockholder Nominee to the Board of Directors would cause the Corporation to violate the Certificate of Incorporation of the Corporation, these Bylaws, or any applicable law, rule, regulation or listing standard.

(ii) An Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 2.16 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials and include such assigned rank in its Stockholder Notice submitted to the Corporation. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.16 exceeds the Authorized Number, the Stockholder Nominees to be included in the Corporation’s proxy materials shall be determined in accordance with the following provisions: one Stockholder Nominee who satisfies the eligibility requirements in this Section 2.16 shall be selected from each Eligible Stockholder for inclusion in the Corporation’s proxy materials until the Authorized Number is reached, going in order of the amount (largest to smallest) of shares of the Corporation each Eligible Stockholder disclosed as Owned in its Stockholder Notice submitted to the Corporation and going in the order of the rank (highest to lowest)

assigned to each Stockholder Nominee by such Eligible Stockholder. If the Authorized Number is not reached after one Stockholder Nominee who satisfies the eligibility requirements in this Section 2.16 has been selected from each Eligible Stockholder, this selection process shall continue as many times as necessary, following the same order each time, until the Authorized Number is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 2.16 thereafter is nominated by the Board of Directors, thereafter is not included in the Corporation’s proxy materials or thereafter is not submitted for director election for any reason (including the Eligible Stockholder’s or Stockholder Nominee’s failure to comply with this Section 2.16), no other nominee or nominees shall be included in the Corporation’s proxy materials or otherwise submitted for election as a director at the applicable annual meeting in substitution for such Stockholder Nominee.

(iii) Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either: (A) withdraws from or becomes ineligible or unavailable for election at the annual meeting for any reason, including for the failure to comply with any provision of these Bylaws (provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Stockholder Notice); or (B) does not receive a number of votes cast in favor of his or her election that is at least equal to 25% of the shares present in person or represented by proxy and entitled to vote in the election of directors, shall be ineligible to be a Stockholder Nominee pursuant to this Section 2.16 for the next two annual meetings.

(iv) Notwithstanding the foregoing provisions of this Section 2.16, unless otherwise required by law or otherwise determined by the chairman of the meeting or the Board of Directors, if the stockholder delivering the Stockholder Notice (or a qualified representative of the stockholder, as defined in Section 2.13) does not appear at the annual meeting of stockholders of the Corporation to present its Stockholder Nominee or Stockholder Nominees, such nomination or nominations shall be disregarded, notwithstanding that proxies in respect of the election of the Stockholder Nominee or Stockholder Nominees may have been received by the Corporation. Without limiting the Board of Directors’ power and authority to interpret any other provisions of these Bylaws, the Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 2.16 and to make any and all determinations necessary or advisable to apply this Section 2.16 to any persons, facts or circumstances, in each case acting in good faith. Except for a nomination made in accordance with Rule 14a-19 promulgated under the Exchange Act, this Section 2.16 shall be the exclusive method for stockholders to include nominees for director election in the Corporation’s proxy materials.
ARTICLE III

DIRECTORS
3.1 Powers. Subject to the provisions of the DGCL and any limitations in the Certificate of Incorporation relating to powers or rights conferred upon or reserved to the stockholders or the holders of shares of any class or series of the Corporation’s issued and outstanding stock, the business and affairs of the Corporation shall be managed, and all corporate powers shall be exercised, by or under the direction of the Board of Directors.
3.2 Number of Directors. The number of directors constituting the entire Board of Directors shall be no less than five (5), the exact number thereof to be determined in accordance with the Certificate of Incorporation or, in the absence of a specific requirement therein, then by resolution of the Board of Directors.
3.3 Election and Qualification of Directors.
(a) Directors need not be stockholders unless so required by the Certificate of Incorporation or these Bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director appointed to fill a vacancy or newly created directorship, shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.
(b) Unless otherwise specified in the Certificate of Incorporation, elections of directors need not be by written ballot.
3.4 Resignation. Any director may resign at any time upon written notice to the attention of the Secretary of the Corporation. Such resignation shall be effective upon receipt unless it is specified therein to be effective at some later time, and the acceptance of a resignation shall not be necessary to make it effective unless such resignation specifies otherwise. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, or removal.
3.5 Place of Meetings; Remote Participation in Meetings. The Board of Directors may hold meetings, both regular and special, either within or outside the State of Delaware.
Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors, or such committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.
3.6 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time, on such date or dates and at such place or places (if any) as shall from time to time be determined by the Board of Directors. A notice of any such regular meetings, the time, date or place of which has been so determined, shall not be required.
3.7 Special Meetings; Notice. Special meetings of the Board of Directors for any purpose or purposes shall be held at the call of the Chairperson or the CEO at such times and places (if any), within or without the State of Delaware, as he or she shall designate, upon notice to each director in accordance with this Section 3.7. Special meetings may also be called by any vice president, the President, if any is appointed, the Secretary, or any assistant secretary upon like notice at the request of a majority of the directors then in office.
Notice of the date, time and place (if any) of special meetings of the Board of Directors may be given by personal delivery, mail, courier service (including, without limitation, Federal Express), facsimile transmission (directed to the facsimile transmission number at which the director has consented to receive notice), electronic mail (directed to the electronic mail address at which the director has consented to receive notice) or other form of electronic transmission pursuant to which the director has consented to receive notice. If the notice is mailed, it shall be deposited in the United States mail at least four (4) calendar days before the time of the holding of the meeting. If the notice is delivered personally or by facsimile, electronic mail, telephone or other form of electronic transmission pursuant to which the director has consented to receive notice, it shall be delivered at least twenty four (24) hours before the time of the holding of the meeting. If written notice is delivered by courier service, then it shall be given on not less than three (3) calendar days’ notice to each director. The notice need not specify the place of the meeting, if the meeting is to be held at the principal executive office of the Corporation.
3.8 Quorum and Action at Meeting. At all meetings of the Board of Directors and of each committee thereof, a majority of the total number of directors constituting the whole Board of Directors or such committee shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting of the Board of Directors of any committee thereof at which a quorum is present shall be the act of the Board of Directors or such committee, except as otherwise required by applicable law, by the Certificate of Incorporation, or by these Bylaws. If a quorum is not present at any meeting of the Board of Directors or committee thereof, then a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.
3.9 Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL or the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or waiver by electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.
3.10 Board Action By Written Consent Without A Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors, or such committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors or such committee; provided, however, that such electronic transmission or transmissions must either set forth or be submitted with information from which it can be determined that the electronic transmission or transmissions were authorized by the director. Such filing shall be the same paper or electronic form as the minutes are maintained.
Action taken under this Section 3.10 is effective when the last director delivers their signed consent, unless the consent specifies a different effective time in accordance with applicable law. A consent signed and delivered under this Section 3.10 has the effect of a meeting vote and may be described as such in any document.

Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.
3.11 Rules and Regulations. The Board of Directors may adopt such rules and regulations for the conduct of its meetings and the management of the affairs of the Corporation as it may deem proper, and as are not inconsistent with the DGCL, the Certificate of Incorporation or these Bylaws.
3.12 Fees and Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors and reimbursement of expenses. No such compensation shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
3.13 Chairperson of the Board of Directors. The Corporation may also have, at the discretion of the Board of Directors, a Chairperson. The Chairperson shall preside at all meetings of the stockholders in accordance with Section 2.7(a) above and at meetings of the Board of Directors and shall perform such other duties as the Board of Directors may from time to time determine.
3.14 Emergency Bylaws. This Section 3.14 shall be operative during any emergency condition as contemplated by Section 110 of the DGCL (an “Emergency”), notwithstanding any different or conflicting provisions in these Bylaws, the Certificate of Incorporation or the DGCL. In the event of any Emergency, or other similar emergency condition, the director or directors in attendance at a meeting of the Board of Directors or a standing committee thereof shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate. Except as the Board of Directors may otherwise determine, during any Emergency, the Corporation and its directors and officers, may exercise any authority and take any action or measure contemplated by Section 110 of the DGCL.
ARTICLE IV

COMMITTEES
4.1 Committees of Directors. The Board of Directors may designate an audit committee, a compensation committee and a nominating and corporate governance committee, and may from time to time establish additional committees of its members, each committee to consist of one or more of the directors of the Corporation, each with such powers and duties not inconsistent with these Bylaws as the Board of Directors may or, pursuant to applicable law (including the rules and regulations of any stock exchange applicable to the Corporation), must, lawfully confer. All members of any committee of the Board of Directors shall serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member, except as otherwise provided by the Board of Directors or subject to any restrictions on committee membership established under applicable law (including the rules and regulations of any stock exchange applicable to the Corporation). Any such committee, to the extent provided in the resolution of the Board of Directors, or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopting, amending or repealing any Bylaw of the Corporation; or (iii) take any action or assume any authority otherwise prohibited by applicable law (including the rules and regulations of any stock exchange applicable to the Corporation).
4.2 Committee Procedure. Except as otherwise determined by the Board of Directors or provided by these Bylaws, each committee of the Board of Directors shall adopt its own rules governing the time, place, and method of holding its meetings and the conduct of its proceedings and shall meet as provided by such rules or by resolution of the Board of Directors. Each committee of the Board of Directors shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
4.3 Term. The Board of Directors, subject to the requirements specifically set forth in this Article IV and applicable law (including the rules and regulations of any stock exchange applicable to the Corporation), may at any time change, increase or decrease the number of members of a committee or terminate the existence of a committee. A director’s membership on a committee shall terminate on the date of his or her death or resignation or removal as a director of the Corporation, and the Board of Directors may at any time for any reason remove any individual committee member from his or her position as a member of a committee and the Board of Directors may, subject to any requirements specifically set forth in this Article IV, appoint any director to serve as a member of any committee.
4.4 Meetings and Action of Committees. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Section 3.5 (place of meetings and meetings by remote communication), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum and action at meetings), Section 3.9 (waiver of notice), and Section 3.10 (action without a meeting) of these Bylaws, with such changes in the context of such provisions as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the governance of any committee to override the provisions that would otherwise apply to the committee pursuant to this Section 4.4, provided that such rules do not violate the provisions of the Certificate of Incorporation or applicable law.
ARTICLE V

OFFICERS
5.1 Officers. The officers of the Corporation shall include a CEO, a Secretary, and a chief financial officer (the “CFO”). The Corporation may also have, at the discretion of the Board of Directors, a President or any such other officers as the Board of Directors may from time to time deem appropriate or necessary. Each officer shall have such authority, functions or duties as set forth in these Bylaws or as determined by the Board of Directors. To the extent not so set forth or determined, each such officer shall have such authority, functions or duties as those that generally pertain to their respective offices, subject to the control of the Board of Directors. Any number of offices may be held by the same person; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate of Incorporation or these Bylaws to be executed, acknowledged or verified by two or more officers. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties. Each officer of the Corporation shall hold office for such term as may be prescribed by the Board of Directors and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No officer need be a stockholder or director of the Corporation. The Board of Directors may determine to leave any office vacant.
5.2 Subordinates. The CEO may appoint one or more employees of the Corporation as divisional or departmental vice presidents and fix the duties of such appointees. No such persons shall be considered to be an officer of the Corporation, the officers of the Corporation being limited to those officers appointed by the Board of Directors in accordance with this Article V.
5.3 Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors or by a duly authorized officer.
Any officer may resign at any time by delivering his or her resignation in writing or by electronic transmission to the Board of Directors or to the Chairperson, without prejudice to the rights, if any, of the Corporation under any contract to which such officer is a party; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the officer. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board may fill the pending vacancy before the effective date if the Board provides that the successor shall not take office until the effective date. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.
5.4 Vacancies in Offices. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.
5.5 Chief Executive Officer. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairperson, if any, the CEO (if such an officer is appointed) shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the Corporation. He or she shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.
5.6 President. The Board of Directors may, but is not obligated to, appoint a President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairperson (if any) or the CEO, the President, if appointed, shall have general supervision, direction, and control of the business and other officers of the Corporation. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation and such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

5.7 Secretary. The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.
The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.
The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these Bylaws. He or she shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.
5.8 Chief Financial Officer. The CFO shall be the treasurer and shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.
The CFO shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered or directed by the Board of Directors, shall render to the President, if any is appointed, the CEO, or the directors, upon request, an account of all his or her transactions as CFO and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.
5.9 Vice Presidents. Any vice president shall have such powers and duties as shall be prescribed by his or her superior officer or the Board of Directors. A vice president shall, when requested, counsel with and advise the officers of the Corporation and shall perform such other duties as he or she may agree with the CEO or as the Board of Directors may from time to time determine. A vice president need not be an officer of the Corporation and shall not be deemed an officer of the Corporation unless elected by the Board of Directors. In the absence or disability of the CEO, the vice presidents, if any, in order of their rank as fixed by the CEO or Board of Directors or, if not ranked, a vice president designated by the CEO or Board of Directors, shall perform all the duties of the CEO and when so acting shall have all the powers of, and be subject to all the restrictions upon, the CEO. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the CEO, the Board of Directors, these Bylaws or the Chairperson.
5.10 Assistant Treasurers and Assistant Secretaries. Any assistant treasurers and assistant secretaries shall perform such duties as shall be assigned to them by the Board of Directors or by the CEO, the CFO or the Secretary. An assistant treasurer or assistant secretary need not be an officer of the Corporation and shall not be deemed an officer of the Corporation unless elected by the Board of Directors.

5.11 Voting Shares in Other Business Entities. The Chairperson, the CEO, the President, if any is appointed, any vice president, the CFO, the Secretary or assistant secretary of the Corporation, or any other person authorized by the Board of Directors may vote, and otherwise exercise on behalf of the Corporation any and all rights and powers incident to the ownership of, any and all shares of stock or other equity interest held by the Corporation in any other corporation or other business entity. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.
5.12 Authority and Duties of Officers. In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors. Whenever an officer or officers is absent, or whenever for any reason the Board of Directors may deem it desirable, the Board of Directors may delegate the powers and duties of any officer to any director or directors or any other officers.
5.13 Approval of Loans to Officers. Except as prohibited by any applicable law, the Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this Section 5.13 shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.
5.14 Compensation. The compensation of the officers of the Corporation for their services as such shall be fixed from time to time by or at the direction of the Board of Directors or a duly authorized officer. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation.
ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS
6.1 Indemnification.

(a) Subject to Section 6.3, the Corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person who was or is a party or is threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed action, suit, or proceeding, including any and all appeals, whether of a civil, criminal, administrative, legislative, regulatory or investigative nature (hereinafter, a “Proceeding”) (other than a Proceeding by or in the right of the Company to procure a judgment in the Company’s favor), by reason of the fact that such person is or was a director or officer of the Corporation, or while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (collectively, “Another Enterprise”), against expenses (including attorneys’ fees), judgments, fines (including ERISA excise taxes or penalties) and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
(b) The Corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person who was or is a party or is threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any Proceeding by or in the right of the Company to procure a judgment in the Company’s favor, by reason of the fact that such person is or was a director or officer of the Corporation, or while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise, against expenses (including attorneys’ fees), judgments, fines (including ERISA excise taxes or penalties) and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudicated by court order or judgment to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such Proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
(c) The Corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, and to the extent authorized from time to time, any person who was or is a party or is threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed Proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation, or while not serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise, against expenses (including attorneys’ fees), judgments, fines (including ERISA excise taxes or penalties) and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
(d) To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any threatened, pending, or completed Proceeding referred to in Sections 6.1(a), (b) or (c) of this Article VI, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.
(e) The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
6.2 Advancement of Expenses.

(a) Subject to Section 6.3, with respect to any person who was or is a party or is threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed Proceeding, by reason of the fact that such person is or was a director or officer of the Corporation or while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise, the Corporation shall pay, to the fullest extent permitted by applicable law, the expenses (including attorneys’ fees) incurred by such person in defending any such Proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that any advancement of expenses shall be made only upon receipt of an undertaking (hereinafter an “undertaking”) by such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under applicable law, this Article VI or otherwise.
(b) With respect to any person who was or is a party or is threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed Proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation, or while not serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise, the Corporation may, in its discretion and upon such terms and conditions, if any, as the Corporation deems appropriate, pay the expenses (including attorneys’ fees) incurred by such person in defending any such Proceeding in advance of its final disposition.
6.3 Actions Initiated Against the Corporation. Anything in Section 6.1(a), Section 6.1(b) or Section 6.2(a) to the contrary notwithstanding, except as provided in Section 6.5(b), with respect to a Proceeding initiated against the Corporation by a person who is or was a director or officer of the Corporation (whether initiated by such person in or by reason of such capacity or in or by reason of any other capacity, including as a director, officer, employee, or agent of Another Enterprise), the Corporation shall not be required to indemnify or to advance expenses (including attorneys’ fees) to such person in connection with prosecuting such Proceeding (or part thereof) or in defending any counterclaim, cross-claim, affirmative defense, or like claim of the Corporation in such Proceeding (or part thereof) unless such Proceeding was authorized by the Board of Directors of the Corporation.

6.4 Contract Rights. The rights to indemnification and advancement of expenses conferred upon any current or former director or officer of the Corporation pursuant to this Article VI (whether by reason of the fact that such person is or was a director or officer of the Corporation, or while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise) shall be contract rights, shall vest when such person becomes a director or officer of the Corporation, and shall continue as vested contract rights even if such person ceases to be a director or officer of the Corporation. Any amendment, repeal, or modification of, or adoption of any provision inconsistent with, this Article VI (or any provision hereof) shall not adversely affect any right to indemnification or advancement of expenses granted to any person pursuant hereto with respect to any act or omission of such person occurring prior to the time of such amendment, repeal, modification, or adoption (regardless of whether the Proceeding relating to such acts or omissions, or any proceeding relating to such person’s rights to indemnification or to advancement of expenses, is commenced before or after the time of such amendment, repeal, modification, or adoption), and any such amendment, repeal, modification, or adoption that would adversely affect such person’s rights to indemnification or advancement of expenses hereunder shall be ineffective as to such person, except with respect to any threatened, pending, or completed Proceeding that relates to or arises from (and only to the extent such Proceeding relates to or arises from) any act or omission of such person occurring after the effective time of such amendment, repeal, modification, or adoption.

6.5 Claims.

(a) If (X) a request for indemnification under Section 6.1(a) or Section 6.1(b) with respect to any right to indemnification is not paid in full by the Corporation within ninety (90) days after a written demand has been received by the Corporation or (Y) a request for advancement of expenses under Section 6.2(a) is not paid in full by the Corporation within thirty (30) days after a written demand has been received by the Corporation, then the person seeking to enforce a right to indemnification or to an advancement of expenses, as the case may be, may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim; provided, however, that this Section 6.5(a) shall not apply when the determination of entitlement to indemnification or advancement of expenses is made by independent legal counsel.
(b) If successful in whole or in part in any suit brought pursuant to Section 6.5(a), or in a suit brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the person seeking to enforce a right to indemnification or an advancement of expenses hereunder or the person from whom the Corporation sought to recover an advancement of expenses, as the case may be, shall be entitled to be paid by the Corporation the reasonable expenses (including attorneys’ fees) of prosecuting or defending such suit to the fullest extent permitted by law.
(c) In any suit brought by a person seeking to enforce a right to indemnification hereunder (but not a suit brought by a person seeking to enforce a right to an advancement of expenses hereunder), it shall be a defense that the person seeking to enforce a right to indemnification has not met any applicable standard for indemnification under applicable law. With respect to any suit brought by a person seeking to enforce a right to indemnification or right to advancement of expenses hereunder or any suit brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), neither (i) the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to commencement of such suit that indemnification of such person is proper in the circumstances because such person has met the applicable standards of conduct under applicable law, nor (ii) an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that such person has not met such applicable standards of conduct, shall create a presumption that such person has not met the applicable standards of conduct or, in a case brought by such person seeking to enforce a right to indemnification, be a defense to such suit.
(d) In any suit brought by a person seeking to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the burden shall be on the Corporation to prove that the person seeking to enforce a right to indemnification or to an advancement of expenses or the person from whom the Corporation seeks to recover an advancement of expenses is not entitled to be indemnified, or to such an advancement of expenses, under this Article VI or otherwise.
6.6 Determination of Entitlement to Indemnification. Any indemnification required or permitted under this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met all applicable standards of conduct set forth in this Article VI and Section 145 of the DGCL. To the extent not otherwise set forth in an indemnification agreement between the Corporation and such person, such determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of such determination: (i) by a majority vote of the directors who are not parties to such Proceeding, even though less than a quorum; (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (iv) by the stockholders. Such determination shall be made, with respect to any person who is not a director or officer of the Corporation at the time of such determination, in the manner determined by the Board of Directors (including in such manner as may be set forth in any general or specific action of the Board of Directors applicable to indemnification claims by such person) or in the manner set forth in any agreement to which such person and the Corporation are parties.

6.7 Non-Exclusive Rights. The indemnification and advancement of expenses provided in this Article VI shall not be deemed exclusive of any other rights to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

6.8 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI or otherwise.

6.9 Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal, or unenforceable for any reason whatsoever: (1) the validity, legality, and enforceability of the remaining provisions of this Article VI (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable, that is not itself held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VI (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

6.10 Miscellaneous. For purposes of this Article VI: (a) references to serving at the request of the Corporation as a director or officer of Another Enterprise shall include any service as a director or officer of the Corporation that imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan; (b) references to serving at the request of the Corporation as an employee or agent of Another Enterprise shall include any service as an employee or agent of the Corporation that imposes duties on, or involves services by, such employee or agent with respect to an employee benefit plan; (c) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Corporation; and (d) references to a director of Another Enterprise shall include, in the case of any entity that is not managed by a board of directors, such other position, such as manager or trustee or member of the governing body of such entity, that entails responsibility for the management and direction of such entity’s affairs, including, without limitation, general partner of any partnership (general or limited) and manager or managing member of any limited liability company.

ARTICLE VII

RECORDS AND REPORTS
7.1 Maintenance and Inspection of Records.
(a) The Corporation shall, either at its principal executive offices or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class or series of shares of capital stock of the Corporation held by each stockholder, a copy of these Bylaws as amended to date, accounting books, minutes of all meetings of its stockholders, the Board of Directors and any committees thereof, a record of all actions taken by the Board of Directors or any committees thereof without a meeting and other records.
(b) The Corporation shall prepare, no later than the tenth (10th) day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 7.1(b) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for ten (10) days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as otherwise required by law, the stock ledger shall be the only evidence as to who are the stockholders entitled by this Section 7.1(b) to examine the list provided for in this Section 7.1(b) or to vote in person or by proxy at any meeting of stockholders.
(c) Except to the extent otherwise required by law, or by the Certificate of Incorporation, or by these Bylaws, the Board of Directors shall determine from time to time whether and, if allowed, when and under what conditions and regulations the stock ledger, books, records, and accounts of the Corporation, or any of them, shall be open to inspection by the stockholders and the stockholders’ rights, if any, in respect thereof. Except as otherwise provided by law, the stock ledger shall be the only evidence of the identity of the stockholders entitled to examine the stock ledger, the books, records, or accounts of the Corporation.
ARTICLE VIII

GENERAL MATTERS
8.1 Checks. From time to time, the Board of Directors shall determine the method, and designate (or authorize officers of the Corporation to designate)which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes, bonds, debentures or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

8.2 Execution of Corporate Contracts and Instruments. The Board of Directors, except as otherwise provided in these Bylaws, shall designate the officers, employees and agents of the Corporation who shall have power to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such delegation may be by resolution or otherwise and the authority granted shall be general or confined to specific matters, all as the Board of Directors or any such committee may determine. In the absence of such designation referred to in the first sentence of this Section 8.2, the officers of the Corporation shall have such power so referred to, to the extent incident to the normal performance of their duties.
8.3 Reliance upon Books, Reports and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall, in the performance of such member’s duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
8.4 Stock Certificates; Partly Paid Shares. The shares of all classes and series of capital stock of the Corporation may be certificated or uncertificated, as may be provided by the Board of Directors. Notwithstanding the foregoing, every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by any two authorized officers of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile or otherwise electronic signatures. In case any officer, transfer agent or registrar who has signed or whose facsimile or otherwise electronic signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
8.5 Special Designation on Certificates.
(a) If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, if any, provided that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
(b) Within a reasonable time after the issuance or transfer of uncertificated stock, the registered owner thereof shall be given a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a), 218(a), or 364 of the DGCL or with respect to Section 151 of the DGCL a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by applicable law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.
8.6 Lost Certificates. Except as provided in this Section 8.6, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may, subject to Section 167 of the DGCL, determine the conditions upon which to issue a new certificate of stock or uncertificated shares in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed. The Corporation may require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative, to give the Corporation a bond sufficient in the opinion of the Corporation, with or without surety, to indemnify it against any loss or claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
8.7 Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation, natural person, limited liability company, partnership, joint venture, trust, unincorporated association or other legal entity. The titles of the sections and subsections have been inserted as a matter of reference only and shall not control or affect the meaning or construction of any of the terms or provisions hereof.
8.8 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors. If the Board of Directors makes no determination to the contrary, the fiscal year of the Corporation shall be the twelve months ending with December 31 in each year.
8.9 Seal. The Corporation may adopt a corporate seal, which may be altered at pleasure, and may use the same by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.
8.10 Transfer of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of stock of the Corporation. Subject to any restrictions on transfer, shares of stock represented by certificates may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate properly endorsed or accompanied by a written assignment and power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require. Subject to any restrictions on transfers, upon receipt of proper transfer instructions from the registered owner of uncertificated shares, the transaction shall be recorded upon the books of the Corporation, and the Corporation shall send to the registered transferee a written notice containing the information required by Section 151(f) of the DGCL. A record shall be made of each transfer and whenever a transfer is made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.
8.11 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its stock ledger as the record owner of shares to receive dividends and to vote as such record owner, shall be entitled to hold liable for calls and assessments the person registered on its stock ledger as the record owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
8.12 Electronic Signature. Except as otherwise required by the Certificate of Incorporation (including as otherwise required by any Preferred Stock Designation) or these Bylaws, any document, including, without limitation, any consent, agreement, certificate or instrument, required by the DGCL, the Certificate of Incorporation (including any Preferred Stock Designation) or these Bylaws to be executed by any officer, director, stockholder, employee or agent of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. All other contracts, agreements, certificates or instruments to be executed on behalf of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. The terms “electronic mail,” “electronic mail address,” “electronic signature” and “electronic transmission” as used herein shall have the meanings ascribed thereto in the DGCL.
ARTICLE IX

AMENDMENTS
Except as otherwise provided by the DGCL, these Bylaws may be added to, amended or repealed, only in the manner provided in the Certificate of Incorporation.
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